                            ASSET PURCHASE AGREEMENT

                                 by and between

                                    C3D INC.,
                             a Florida corporation,
                                    as Buyer

                      CONSTELLATION 3D TECHNOLOGY LIMITED,
                      a British Virgin Islands corporation,
                                    as Seller

                                TRID STORE, INC.,
                             a Delaware corporation

                                       and

                                  TRID IP S.A.,
                             a Luxemburg corporation





                           Dated as of October 1, 1999



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                                TABLE OF CONTENTS
                                -----------------

ARTICLE I - THE ASSET PURCHASE.................................................2
   1.1     The Asset Purchase..................................................2
   1.2    The Closing..........................................................2
   1.3    Assets to be Sold....................................................2
   1.4     Assumed Liabilities.................................................2
   1.5     Subcontracting Services.............................................3
   1.6    Transfer of Rights...................................................3

ARTICLE II - THE PURCHASE PRICE................................................3
   2.1    The Purchase Price...................................................3

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE SELLER.....................3
   3.1    Organization and Qualification.......................................3
   3.2     Capitalization......................................................3
   3.3    Authorization and Validity...........................................4
   3.4    Consents and Approvals; No Violation.................................4
   3.5    Contracts; Debt Instruments..........................................4
   3.6    Actions Pending......................................................4
   3.7    Labor Matters........................................................5
   3.8    Title to Properties..................................................5
   3.9    Taxes................................................................5
   3.10   Patents, etc.........................................................5
   3.11   Insurance Policies...................................................5
   3.12   Disclosure...........................................................5
   3.13   Acknowledgment Regarding the Asset Purchase..........................5
   3.14   Investment Intent....................................................6
   3.15   Other Representations and Warranties of the Seller...................6

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE BUYER.......................6
   4.1    Authorization and Validity...........................................6
   4.2    Consents and Approvals; No Violation.................................7
   4.3    Capitalization.......................................................7
   4.4    Litigation...........................................................7
   4.5    Absence of Benefit Plans.............................................8
   4.6    Contracts; Debt Instruments..........................................8
   4.7    Actions Pending......................................................8
   4.8    Labor Matters........................................................8
   4.9    Title to Properties..................................................8
   4.10   Disclosure...........................................................8
   4.11   Investment Intent....................................................8
   4.12   Acknowledgment Regarding the Asset Purchase..........................9

                                       i

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   4.13   Other Representations and Warranties of the Buyer....................9

ARTICLE V - COVENANTS.........................................................10
   5.1    Mutual Covenants of the Seller and the Buyer........................10

ARTICLE VI - CONDITIONS TO CONSUMMATION OF THE TRANSACTION....................10
   6.1    Conditions to Buyer's Obligations for the Closing...................10
   6.2    Conditions to the Seller's Obligations for the Closing..............11

ARTICLE VII - TERMINATION; AMENDMENT; INDEMNIFICATION.........................11
   7.1    Termination.........................................................11
   7.2    Effect of Termination...............................................11
   7.3    Amendment...........................................................12
   7.4    Indemnification.....................................................12

ARTICLE VIII - MISCELLANEOUS..................................................12
   8.1    Extension; Waiver...................................................12
   8.2    Entire Agreement; Assignment........................................12
   8.3    Survival; Enforcement of the Agreement..............................12
   8.4    Validity............................................................12
   8.5     Notices............................................................12
   8.6    Descriptive Headings................................................13
   8.7    Governing Law.......................................................13
   8.8    Counterparts........................................................13
   8.9    Delivery by Facsimile...............................................13

                            ASSET PURCHASE AGREEMENT

         This AGREEMENT, dated as of October 1, 1999 (the "Agreement"), is by and among C3D INC. (f/k/a Latin Venture Partners, Inc.), a corporation organized under the laws of Florida (the "Buyer"), CONSTELLATION 3D TECHNOLOGY LIMITED (f/k/a Dominion Intertrade Limited), a corporation organized under the laws of the British Virgin Islands (the "Seller"), TriD Store, Inc., a corporation organized under the laws of Delaware ("TriD Store, Inc."), and TriD IP S.A., a corporation organized under the laws of Luxembourg ("TriD IP S.A.").

                              W I T N E S S E T H:

         WHEREAS, the Buyer and Constellation 3D Holdings, Limited, a corporation organized under the laws of Ireland ("Constellation"), were each a party that certain stock purchase agreement, dated as of March 8, 1999 (the "March 1999 Stock Purchase Agreement"), by and among the Buyer, Constellation, TriD IP S.A. and TriD Store, Inc.; and

         WHEREAS, the Buyer, Constellation, TriD IP S.A. and TriD Store, Inc. have each agreed, among other things, to fully amend and restate the March 1999 Stock Purchase Agreement in the form of this Agreement; and

         WHEREAS, pursuant to that certain stock purchase agreement, dated as of September 19, 1999 (the "September 1999 Stock Purchase Agreement"), by and between Constellation and the Seller pursuant to which Constellation sold all of the assets of Constellation set forth on Appendix I of the September 1999 Stock Purchase Agreement, including but not limited to the capital stock or other equity interests held by Constellation in C-Trid Israel Ltd., a corporation organized under the laws of Israel, TriDStore IP L.L.C., a limited liability company organized under the laws of Delaware ("TriDStore IP"), TriD SV, Inc., a corporation organized under the laws of Delaware, and TriD Store Vostok, a corporation organized under the laws of Russia ("Vostok") (the capital stock of Vostok was beneficially held by TriD Store, Inc. as trustee for Constellation), to the Seller for total consideration of US$1 and the assumption of all of the liabilities of Constellation; and

         WHEREAS, TriD Store, Inc. acknowledges that it beneficially held 1,000 ordinary shares of common stock of Vostok, which represents all of the issued and outstanding capital stock of Vostok, as trustee for Constellation, and that such shares are currently beneficially held by TriD Store, Inc. for the Seller pursuant to the September 1999 Stock Purchase Agreement; and

         WHEREAS, the Seller desires to sell to the Buyer the Seller's Offered Assets (as defined in Section 1.3 below) and the Boards of Directors of the Buyer, the Seller, TriD Store, Inc. and TriD IP S.A. have each determined that it is in the best interests of their respective companies and shareholders for the Buyer to acquire the Seller's Offered Assets upon the terms and subject to the conditions set forth herein; and

         WHEREAS, the Board of Directors of the Seller and its shareholders have approved the purchase by the Buyer of the Seller's Offered Assets (the "Asset Purchase") upon the terms and subject to the conditions set forth herein; and

         WHEREAS, each of the Buyer, the Seller, TriD Store, Inc. and TriD IP S.A. desires to provide for the consummation of the Asset Purchase and certain other transactions relating thereto upon the terms and subject to the conditions set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                               THE ASSET PURCHASE

         1.1 The Asset Purchase. Subject to and upon the terms and conditions set forth in this Agreement, the Seller will sell, transfer, convey, assign and deliver the Seller's Offered Assets to the Buyer for the Purchase Price (as defined in Section 2.1 below) and the Buyer agrees to purchase the Seller's Offered Assets from the Seller, all effective as of 12:01 a.m. on the Closing Date (as defined in Section 1.2 below) (the "Effective Time").

         1.2 The Closing. The closing of the transactions contemplated in this Agreement (the "Closing") will take place at the offices of Blank Rome Comisky & McCauley LLP in Philadelphia, Pennsylvania at 10:00 a.m., local time, on October 1, 1999 or within five Business Days (as defined below) following the date on which the last of the conditions set forth in Article 5 is satisfied or waived in accordance herewith, or at such other place, time or date as the parties may agree (the "Closing Date"). For purposes of this Agreement, a "Business Day" shall mean a day other than a Saturday, Sunday or a statutory holiday in Philadelphia, Pennsylvania.

         1.3 Assets to be Sold. Subject to the terms and conditions of this Agreement, at Closing and as of the Effective Time, the Seller will sell, transfer, convey, assign and deliver to the Buyer, and the Buyer will purchase, assume and acquire from the Seller, free and clear of any and all encumbrances (other than the security interests in the Patent Collateral (as defined in the Patent Security Agreement) granted to Seattle Investments LLC pursuant to that certain Patent Security Agreement, dated as of August 10, 1999, by and between TriDStore IP and Seattle Investments LLC (the "Patent Security Agreement")) the Seller's Offered Assets as set forth on Schedule "A" attached hereto (the "Seller's Offered Assets").

1.4 Assumed Liabilities. At Closing, the Buyer will assume and agree to pay, perform and observe and otherwise discharge, effective from and after the Closing Date all obligations and liabilities of the Seller (i) related to the Seller's Offered Assets, and (ii) as set forth on the audited balance sheet of the Seller as of September 30, 1999. The Buyer assumes no obligations or liabilities of the Seller other than as stated in the previous sentence.

         1.5 Subcontracting Services. The Seller shall use its best efforts to assist the Buyer in retaining the services of certain subcontracting personnel utilized by the Seller in connection with the operation of their respective businesses.

         1.6 Transfer of Rights. The Seller agrees to transfer to the Buyer, to the extent permissible, the option to purchase Memde Israel Ltd., a corporation organized under the laws of Israel.

                                   ARTICLE II

                               THE PURCHASE PRICE

         2.1 The Purchase Price. In consideration of the sale, transfer, conveyance, assignment and delivery of the Seller's Offered Assets by the Seller to the Buyer, and in reliance upon the representations and warranties made herein by the Seller, the Buyer will, in full payment thereof, deliver to the Seller Nine Million Seven Hundred Fifty Thousand (9,750,000) shares of its common stock, par value $.001 per share (the "Common Stock"), at the Closing Date (the "Purchase Price").

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller hereby represents and warrants to the Buyer as follows:

         3.1 Organization and Qualification.

             (a) The Seller is a corporation duly organized and validly existing under the laws of the British Virgin Islands, and has all corporate power necessary to engage in all transactions in which it has been involved as well as any general business transactions in the future that may be desired by its directors. The Seller is in good standing under the laws of the British Virgin Islands.

             (b) The Seller has previously delivered to the Buyer complete and correct copies of its memorandum of association and articles of association, as currently in effect, of the Seller.

         3.2 Capitalization. As of the Closing Date, the authorized, issued and outstanding shares of capital stock of the Seller and the names and addresses of the record owners thereof are as set forth on Schedule "B" attached hereto. There are no outstanding subscriptions, options, warrants, convertible securities in regard to the authorized but unissued common stock of the Seller.

         3.3 Authorization and Validity. The Seller has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby or executed in connection herewith (the "Ancillary Documents") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Documents by the Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors and shareholders of the Seller, and no other corporate proceedings on the part of the Seller are necessary to authorize this Agreement and the Ancillary Documents or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and any Ancillary Documents at the time of executions will have been, duly and validly executed and delivered by the Seller, and (assuming this Agreement and such Ancillary Documents each constitutes a valid and binding obligation of the Buyer) constitutes and will constitute the valid and binding obligations of the Seller, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         3.4 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement or any of the Ancillary Documents by the Seller nor the consummation of the transactions contemplated hereby or thereby will conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Seller under, (a) the certificate of incorporation or bylaws of the Seller (or equivalent governing instruments), (b) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Seller or its properties or assets or (c) subject to any judgment, order decree, statute, law, ordinance, rule or regulation applicable to the Seller or its properties or assets, other than, in the case of clauses (b) or (c), any such conflicts, violations, defaults, rights or liens that would not have a material adverse effect. The Seller is not in violation of any provisions of laws or regulations of Federal, state or local government authorities and agencies, domestic or foreign ("Governmental Entities").

         3.5 Contracts; Debt Instruments. Except with respect to the loan made by Formula Ventures L.P. (through Argotec Ltd.) to C-TriD Israel Ltd. and assumed by the Seller pursuant to the September 1999 Stock Purchase Agreement, the Seller is not in violation of or in default under any loan or credit agreement, mortgage, lease, or any other contract to which it is a party or by which it or any of its properties are assets is bound, except for violations or defaults that would not have a material adverse effect. The Seller is not a party to, or bound by, any contract or agreement that materially limits the ability of the Seller to compete in any line of business or with any person in any geographic area during any period of time.

         3.6 Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Seller, threatened against the Seller or any of its material properties or rights, by or before any court, arbitrator or administrative or governmental body, which if adversely decided, could have a material adverse effect.

         3.7 Labor Matters. Except for the pending labor disputes involving Dr. Glushko and Dr. Krupkin, the Seller is not involved in any labor strike, dispute, material slowdown, representation campaign or material work stoppage pending or threatened against or affecting such entities.

         3.8 Title to Properties. (a) The Seller has good, valid and marketable title to, and valid leasehold interests in, all of its material properties and assets, if any. All such material properties and assets are free and clear of all liens, except for liens that, in the aggregate, do not and will not materially interfere with the ability of the Seller to conduct business as currently conducted; and (b) the Seller has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, if any, and all such leases are in full force and effect.

         3.9 Taxes. The Seller has filed all Federal, state and other income tax returns which are required to be filed, if any, and each has paid all taxes as shown on said returns and on all assessments received by it to the extent that such taxes have become due, or except such as any of the foregoing are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; and no tax lien has been filed and no claim is being asserted with respect to any tax or other similar charge.

         3.10 Patents, etc. The Seller owns or has the right to use all patents, trademarks, service marks, trade names, copyrights, industrial designs, licenses and other rights, free from non-customary burdensome restrictions, which are necessary for the operation of its business substantially as presently conducted. Nothing has come to the attention of the Seller to the effect that
(i) any product, process, method, substance, part or other material presently sold by or employed by the Seller in connection with its business may infringe any patent, trademark, service mark, trade name, copyright, industrial design, license or other right owned by any other Person, or (ii) there is pending or threatened any claim or litigation against or affecting the Seller contesting its right to sell or use any such product, process, method, substance, part or other material which would prevent, inhibit or render obsolete the production or sale of any products of, or substantially reduce the projected revenues of, the Seller, or otherwise have a material adverse effect.

         3.11 Insurance Policies. The Seller maintains in force insurance policies in such amounts and against such liabilities as the Seller deems necessary taking into consideration.

         3.12 Disclosure. This Agreement does not contain any untrue statement of a material fact or omit to state a material fact. There are no facts which the Seller has not disclosed to the Buyer which would have, or, so far as the Seller can now reasonably foresee, could have individually or in the aggregate, a material adverse effect.

         3.13 Acknowledgment Regarding the Asset Purchase. The Seller acknowledges and agrees that the Buyer is acting solely in the capacity of an arm's length purchaser with respect to this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby. The Seller further acknowledges that the Buyer is not acting as a financial advisor of the Seller

(or in any similar capacity) with respect to this Agreement, the Ancillary Documents and/or the transactions contemplated hereby and thereby and that any statement made by the Buyer or any of its representatives or agents in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby is not advice or a recommendation and is merely incidental to the Buyer's purchase of the Seller's Offered Assets hereunder.

         3.14 Investment Intent. The shares of Common Stock acquired by the Seller as consideration for the Asset Purchase are "restricted securities" as that term is defined in Rule 144 of the Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act") and shall bear a legend that such Common Stock has not been registered under the Securities Act. The Common Stock is being acquired by the Seller for its own account, and not with a present view to any distribution thereof that would violate the Securities Act or the applicable state securities laws of any state or foreign jurisdiction. The Seller will not distribute such Common Stock in violation of the Securities Act or the applicable securities laws of any state or foreign jurisdiction.

         3.15 Other Representations and Warranties of the Seller.

             (a) The Seller is not party to any contract lease or agreement which would subject such entity to any performance of business obligations after the Closing not in the ordinary course of business.

             (b) The Seller has no other Subsidiaries other than as set forth on Schedule "C" attached hereto.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer represents and warrants to the Seller as follows:

         4.1 Authorization and Validity. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all corporate power necessary to engage in such transactions in which it has been involved as well as any general business transactions in the future that may be desired by its Board of Directors of the Buyer. The Buyer has the requisite power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby or executed in connection herewith, including without limitation the Ancillary Documents, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Documents by the Buyer and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of the Buyer, and no other corporate proceedings on the part of the Seller are necessary to authorize this Agreement and the Ancillary Documents or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and any Ancillary Document at the time of execution will have been, duly and validly executed and delivered by the Buyer and constitute and will constitute the valid and binding obligations of the Buyer, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         4.2 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by the Buyer nor the consummation of the transaction contemplated hereby will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Buyer under, (a) the certificate of incorporation or bylaws (or equivalent governing instruments) of the Buyer, (b) any loan or credit agreement, note, bond, mortgage, or license applicable to the Buyer or its properties or assets or (c) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Buyer or its properties or assets, other than, in the case of clauses (b) or (c), any such conflicts, violations defaults, rights or liens that individually or in the aggregate would not have a material adverse effect on the ability of the Buyer to consummate the transactions contemplated hereby or by the Ancillary Documents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by the Buyer in connection with the execution and delivery of this Agreement or any of the Ancillary Documents or the consummation of the transactions contemplated hereby and thereby.

         4.3 Capitalization. The authorized capital stock of the Buyer consists of 50,000,000 shares of Common Stock. Upon completion of the Asset Purchase and after giving effect to (i) the cancellation of certificate number 1117 in the amount of 32,025,000 shares of Common Stock issued to Challis International Ltd., and (ii) the cancellation of certificate numbers 1001 and 1002 in the amounts of 900,000 and 75,000 shares of Common Stock, respectively, issued to Ronald A. Marini (each of (i) and (ii) shall occur as of the Effective Time), not more than 14,300,000 shares of Common Stock will be issued and outstanding. Except for (i) the conversion rights granted to Seattle Investments LLC in connection with the issuance by the Buyer of its 10.0% Series A Convertible Note (the "Convertible Note"), (ii) the right to acquire Common Stock granted to MBA-on Demand, L.L.C. pursuant to that certain Engagement Letter dated May 23, 1999, and (iii) the options granted to General Itzhak Yaakov and Michael Goldberg to purchase 100,000 shares and 75,000 shares, respectively, of Common Stock (the "Options") pursuant to a resolution of the Compensation Committee of the Board of Directors dated June 17, 1999, there are no outstanding subscriptions, options, warrants, convertible securities in regard to the authorized but unissued common stock of the Buyer.

         4.4 Litigation. There are no claims, actions, suits, proceedings, arbitrations, investigations or audits by a third party against the Buyer, at law or in equity, and (ii) there is no litigation by a Governmental Entity pending or, to the knowledge of the Buyer, threatened against the Buyer, at law or at equity; nor does the Buyer have knowledge of any facts or circumstances that it believes would be likely to form the basis for any litigation described in the preceding clauses (i) and (ii) or any audit, investigation or other review with respect to the Purchaser.

         4.5 Absence of Benefit Plans. The Buyer has no employment contracts or any other agreements with any director or officer of the Buyer or any other party.

         4.6 Contracts; Debt Instruments. The Buyer is not in violation of or in default under (nor does there exist any event or condition which upon the passage of time or the giving of notice, or both, would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease, or any other contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not have a material adverse effect. The Buyer is not a party to, or bound by, any contract or agreement that materially limits the ability of such entity to compete in any line of business or with any person in any geographic area during any period of time. The Buyer is not aware of any indemnification, breach of contract or similar claims by or against the Buyer which are pending or threatened (or which could be reasonably expected to be made in the future) with respect to the acquisition of any business by the Buyer.

         4.7 Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Buyer, threatened against the Buyer or any of its material properties or rights, by or before any court, arbitrator or administrative or governmental body, which if adversely decided, could have a material adverse effect.

         4.8 Labor Matters. The Buyer is not involved in any labor strike or dispute pending or threatened.

         4.9 Title to Properties. (a) The Buyer has good, valid and marketable title to, and valid leasehold interests in, all of its material properties and assets, if any. All such material properties and assets are free and clear of all liens, except for liens that, in the aggregate, do not and will not materially interfere with the ability of the Buyer to conduct business as currently conducted; and (b) the Buyer has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, if any, and all such leases are in full force and effect.

         4.10 Disclosure. This Agreement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading. There are no facts which the Buyer has not disclosed to the Seller which would have, or, so far as the Buyer can now reasonably foresee, could have individually or in the aggregate, a material adverse effect.

         4.11 Investment Intent. The Seller's Offered Assets are being acquired by the Buyer for its own account, and not with a present view to any distribution thereof that would violate the Securities Act of 1933, as amended (the "Securities Act"), or the applicable state securities laws of any state or foreign jurisdiction. The Buyer will not distribute the Seller's Offered Assets in violation of the Securities Act or the applicable securities laws of any state or foreign jurisdiction.

         4.12 Acknowledgment Regarding the Asset Purchase. The Buyer acknowledges and agrees that the Seller is acting solely in the capacity of an arm's length seller with respect to this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby. The Buyer further acknowledges that the Seller is not acting as a financial advisor of the Buyer (or in any similar capacity) with respect to this Agreement, the Ancillary Documents and/or the transactions contemplated hereby and thereby and that any statement made by the Seller or any of its representatives or agents in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby is not advice or a recommendation and is merely incidental to the Buyer's purchase of the Seller's Offered Assets hereunder.

         4.13 Other Representations and Warranties of the Buyer.

             (a) Except for (i) the conversion rights granted to Seattle Investments LLC in connection with the issuance by the Buyer of the Convertible Note, (ii) the right to acquire Common Stock granted to MBA-on Demand, L.L.C. pursuant to that certain Engagement Letter dated May 23, 1999, and (iii) the Options, no person has any right, agreement, or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement, or option to require the Buyer to issue any shares in its capital, or to convert any securities of the Buyer or of any other company into Common Stock.

             (b) Except for the Convertible Note, the proceeds of which were loaned by the Buyer to a certain subsidiary of the Seller, the Buyer has no outstanding debt for borrowed money.

             (c) The Buyer is not a party to any contract, lease, order or agreement which would subject it to any material performance or business obligations or restrictions in the future after the Closing Date.

             (d) The Buyer is not liable for any income, sales, withholding, real or personal property taxes to any governmental agencies whatsoever.

             (e) Except for the Convertible Note, the rights granted to MBA-On Demand and the Options, there are no outstanding subscriptions, options, warrants, convertible securities, or rights or commitments of any nature in regard to the Buyer's authorized but unissued Common Stock and/or other securities.

             (f) There are no outstanding judgments, UCC financing instruments or UCC securities interests filed against the Buyer.

             (g) The Buyer has no shareholder contracts or agreements and/or other agreements or understandings written or verbal.

             (h) The Buyer has no outstanding powers of attorney.

             (i) The Buyer has delivered to the Seller all written contracts, agreements, arrangements or understandings to which it is a party and has provided the Seller with a detailed description of all oral contracts, agreements, arrangements or understandings to which it is a party.

             (j) The Buyer is currently registered on the electronic bulletin board and has filed all required documents in connection therewith.

             (k) No brokers' fees are owned by the Buyer in connection with this transaction.

                                    ARTICLE V

                                    COVENANTS

         5.1 Mutual Covenants of the Seller and the Buyer.

             (a) The Seller will furnish the Buyer with whatever corporate records and documents are available, such as its memorandum and articles of association, financial statements and material contracts. The Buyer shall provide the Seller with whatever corporate records and documents are available, such as its certificate of incorporation, bylaws, financial statements and material contracts of the Buyer.

             (b) There are no share stock options, warrants or other rights or interests in or to the Seller's Offered Assets at the time of Closing.

             (c) The Seller and the Buyer will not encumber or mortgage any right or interest in the Seller's Offered Assets nor transfer any rights to such shares to any third party whatsoever.

             (d) The Buyer will not declare any dividend in cash or stock, or any other benefit prior to Closing.

             (e) The Buyer will not institute any bonus benefit, profit sharing, stock option, pension retirement plan or similar arrangement prior to Closing.

                                   ARTICLE VI

                  CONDITIONS TO CONSUMMATION OF THE TRANSACTION

         6.1 Conditions to Buyer's Obligations for the Closing. The obligation of the Buyer to effect the Asset Purchase is subject to the satisfaction of the following conditions:

             (a) The representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date and the Seller shall have performed in all material respects all of its obligations under this Agreement required to be performed prior to the Closing Date.

             (b) The Seller shall provide a copy of the resolutions of its Board of Directors and shareholders authorizing and approving the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby or thereby.

         6.2 Conditions to the Seller's Obligations for the Closing.

         The obligations of the Seller to effect the Asset Purchase are subject to the satisfaction of the following conditions:

             (a) The representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects, on and as of the Closing Date, and the Buyer shall have performed in all material respects all of its obligations under this Agreement required to be performed prior to the Closing Date.

             (b) The Buyer shall provide a copy of the resolutions of its Board of Directors authorizing and approving the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby or thereby.

                                   ARTICLE VII

                     TERMINATION; AMENDMENT; INDEMNIFICATION

         7.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

             (a) By mutual written consent of the Seller and the Buyer;

             (b) By the Seller at its sole discretion in the event that there is discovery of a liability or obligation of material effect in its due diligence and if there is any liability or obligation uncovered in the form of the letters to be received by the attorney and accountant of the Buyer; and

             (c) By the Buyer at its sole discretion in the event that there is discovery of a liability or obligation of material effect in its due diligence and if there is any liability or obligation uncovered in the form of the letters to be received by the attorney and accountant of the Buyer.

         7.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, offices or shareholders. Nothing in this Section 7.2 shall relieve any party to this Agreement of liability for breach of this Agreement.

         7.3 Amendment. This Agreement may not be amended except by an instrument in writing signed by all of the parties hereto.

         7.4 Indemnification. The Seller will indemnify the Buyer and its directors, officers, employees, agents, partners and Affiliates (each such person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses (including reasonable counsel fees, charges and disbursements) of whatever kind or nature arising out of, or in any way relating to any liabilities or obligations of the Seller not expressly assumed by the Buyer hereby.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 Extension; Waiver. The parties hereto, may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein, or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by all parties.

         8.2 Entire Agreement; Assignment. This Agreement, the Ancillary Documents and the other documents and instruments contemplated hereby, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, including the March 1999 Stock Purchase Agreement, among the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by the operation of law of otherwise.

         8.3 Survival; Enforcement of the Agreement. The representations and warranties in this Agreement shall survive the Closing for a period of 12 months following such Closing.

         8.4 Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity of any other provisions of this Agreement, which shall remain in full force and effect.

         8.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by cable, telegram or facsimile transmission, or three days after being delivered by registered or certified mail to the respective parties as follows:

             If to the Buyer:  C3D Inc.
                               235 West 76th Street, Suite 8D
                               New York, NY 10023
                               Facsimile: 212.580.4021

         With a copy to:   Blank Rome Comisky & McCauley LLP
                           One Logan Square
                           Philadelphia, PA 19103
                           Attention:  Alan L. Zeiger, Esquire
                           Facsimile: 215.569.5628

         If to the Seller: Constellation 3D Technology Limited
                           235 West 76th Street, Suite 8D
                           New York, NY 10023
                           Facsimile: 212.580.4021

         With a copy to:   Efrima, Ben Yacov, Sherman, Milstein
                           56 Mazah Street
                           Tel Aviv, Israel 55905
                           Attention:  Jonathan Sherman
                           Facsimile:  972-3-5602767

         8.6 Descriptive Headings. The descriptive headings of the several sections and subsections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         8.7 Governing Law. This Agreement shall be governed by the laws of the State of Florida, without giving effect to principles of conflicts of law thereof.

         8.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         8.9 Delivery by Facsimile. This Agreement, the Ancillary Agreements, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

                                      * * *

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.


                                     C3D INC.



                                      By: /s/ Michael Goldberg
                                         ------------------------
                                         Name:  Michael Goldberg
                                         Title: Director of Legal Affairs


                                      CONSTELLATION 3D TECHNOLOGY
                                      LIMITED


                                      By: /s/ Eugene Levich
                                         ------------------------
                                          Name:  Eugene Levich
                                          Title: President


                                      TRID STORE, INC.



                                      By: /s/ Eugene Levich
                                         ------------------------
                                          Name:  Eugene Levich
                                          Title: President


                                      TRID IP S.A.



                                      By: /s/ Eugene Levich
                                         ------------------------
                                          Name:  Eugene Levich
                                          Title: President



       [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT DATED OCTOBER 1, 1999]

                                  SCHEDULE "A"

                             Seller's Offered Assets
                             -----------------------

100% of the equity interests held by the Seller in the following entities:

TriDStore IP LLC, a Delaware limited liability company
C-TriD Israel Ltd., an Israeli company
TriD SV, Inc., a Delaware company
TriD Store Vostok, a Russian company held in trusteeship by TriD Store, Inc.

                                  SCHEDULE "B"

                             Shareholders of Seller
                             ----------------------

         Name of Seller                                   Shareholder
         --------------                                   -----------

         Constellation 3D Technology Limited              Rapid Trusts Ltd.

                                  SCHEDULE "C"

                                  Subsidiaries

--------------------------------------------------------------------------------------------------------------
                                                                               Percentage of Shares/Interests
                Company                     State of Incorporation                    owned by Seller
--------------------------------------------------------------------------------------------------------------
           TriDStore IP LLC                        Delaware                                 100%
--------------------------------------------------------------------------------------------------------------

           TriD Store, Inc.                        Delaware                                 100%
--------------------------------------------------------------------------------------------------------------

          C-TriD Israel Ltd.                        Israel                                  99%
--------------------------------------------------------------------------------------------------------------

             TriD SV, Inc.                         Delaware                                 100%
--------------------------------------------------------------------------------------------------------------